Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Suite 1000
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2014 EARNINGS OF $3.48 PER SHARE
2014 results consistent with 2014 earnings guidance, affirms 2015 earnings guidance

MADISON, Wis. - February 23, 2015 - Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated earnings per share (EPS) from continuing operations for 2014 and 2013 as follows:

	Adjusted (non-GAAP) EPS from Continuing Operations		GAAP EPS from Continuing Operations
	2014	2013	2014	2013
Utilities and Corporate Services	$3.37	$3.24	$3.37	$3.22
Non-regulated and Parent	0.11	0.07	0.11	0.07
Alliant Energy Consolidated	$3.48	$3.31	$3.48	$3.29

“In 2014, we once again delivered solid financial and operational results,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “I am proud of our ability to grow earnings while minimizing increases for customers. We also successfully completed two major emission controls projects on time and below budget.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $3.37 per share of non-GAAP EPS from continuing operations in 2014, which was $0.13 per share higher than 2013. The primary drivers of higher EPS in 2014 when compared to 2013 were lower capacity charges related to the Interstate Power and Light Company (IPL) Duane Arnold Energy Center (DAEC) and Wisconsin Power and Light Company (WPL) Kewaunee Nuclear Power Plant (Kewaunee) purchased power agreements. These positive earnings drivers were partially offset by retail electric customer billing credits at IPL; higher energy efficiency cost recovery amortizations at WPL; higher generation, distribution and customer service operation and maintenance expenses; lower year-over-year electric and gas sales attributed to weather; and higher depreciation expense at both IPL and WPL.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.11 per share of non-GAAP EPS from continuing operations in 2014, which was $0.04 per share higher than 2013.

Earnings Adjustments - 2013 non-GAAP EPS excludes net losses of $0.02 per share from adjustments consisting of charges associated with preferred stock redemptions at IPL and WPL, and a regulatory-related credit at IPL related to its Whispering Willow - East wind project due to a December 2013 Minnesota Public Utilities Commission (MPUC) order. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Refer to page 5 of this document for additional details of the earnings adjustments for 2013.

Details regarding GAAP EPS from continuing operations variances between 2014 and 2013 for Alliant Energy’s operations are as follows:

	2014	2013	Variance
Utilities and Corporate Services:
Lower capacity charges related to DAEC purchased power agreement at IPL	($0.13)	($0.83)	$0.70
Retail electric customer billing credits at IPL	(0.39)	—	(0.39)
Lower capacity charges related to Kewaunee purchased power agreement at WPL	—	(0.33)	0.33
Higher energy efficiency cost recovery amortizations at WPL	(0.23)	(0.12)	(0.11)
Higher generation, distribution and customer service operation and maintenance expenses			(0.08)
Estimated weather impact on electric and gas sales	0.09	0.17	(0.08)
Higher depreciation expense			(0.08)
Lower income tax expense at IPL due to Iowa rate-making practices			0.06
Charges associated with preferred stock redemptions at IPL and WPL in 2013	—	(0.06)	0.06
Higher interest expense			(0.06)
Revenue requirement adjustment related to tax benefits at IPL	0.08	0.13	(0.05)
Higher electric transmission service expense, net of recoveries			(0.05)
WPL retail fuel cost recovery	(0.03)	0.02	(0.05)
Lower pension and other employee benefits-related expenses			0.04
Regulatory-related credit at IPL related to its Whispering Willow - East wind project due to a December 2013 MPUC order	—	0.04	(0.04)
Other			(0.05)
Total Utilities and Corporate Services			$0.15
Non-regulated and Parent:
Other			$0.04
Total Non-regulated and Parent			$0.04

“Our weather-normalized 2014 results were in-line with the guidance we released in the fourth quarter of 2013,” said Patricia Kampling. “Lower income tax expense at IPL enabled us to increase operation and maintenance expenses, which were used to enhance reliability and customer service.”

Retail electric customer billing credits at IPL - In September 2014, IPL received an order from the Iowa Utilities Board (IUB) approving a settlement agreement and joint motion to extend IPL’s Iowa retail electric base rate freeze through 2016 and provide retail electric customer billing credits of $105 million in aggregate, by targeting credits of $70 million in 2014, $25 million in 2015 and $10 million in 2016. IPL began crediting customer bills in May 2014.

Lower income tax expense at IPL due to Iowa rate-making practices - Changes in deferred income tax assets and liabilities associated with certain property-related differences (including mixed service cost and repair deductions) at IPL are accounted for differently than other subsidiaries of Alliant Energy due to rate-making practices in Iowa. Such property-related differences at IPL were higher in 2014 as compared to 2013 largely due to additional engineering expenditures for the Marshalltown Generating Station, a portion of which qualified for mixed service cost deductions, and additional repairs deductions recognized due to clarifications of the recently issued Internal Revenue Service guidance for generation property.

2015 Earnings Guidance

Alliant Energy is affirming its 2015 earnings per share guidance as follows:

Utilities, American Transmission Company LLC and Corporate Services	$3.40 - $3.60
Non-regulated and Parent	0.05 - 0.15
Alliant Energy Consolidated	$3.45 - $3.75

Drivers for Alliant Energy’s 2015 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal weather and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 17%

The 2015 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, impacts from the sales of the Minnesota distribution assets, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

“The projected growth in earnings between 2014 and 2015 is consistent with our projected long-term annual earnings growth rate of 5 to 7%,” said Kampling. “Our investments in cleaner and more efficient generation were a major driver of the earnings growth. These investments were incorporated into the rate base calculations for the IPL and WPL retail electric base rate freezes approved through 2016.”

Earnings Conference Call

A conference call to review the 2014 results is scheduled for Tuesday, February 24 at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through March 3, 2015, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 1 million electric and 420,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2015 and 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2015 and 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•
developments that adversely impact the ability to implement the strategic plan, including unanticipated issues with new emission controls equipment for various coal-fired EGUs of IPL and WPL, IPL’s construction of the Marshalltown Generating Station, WPL’s proposed Riverside Energy Center expansion, various replacements and expansion of IPL’s and WPL’s natural gas distribution systems, Alliant Energy Resources, LLC’s electricity output and selling price of such output from its Franklin County wind project, the potential decommissioning of certain EGUs of IPL and WPL, and the anticipated sales of IPL’s electric and gas distribution assets in Minnesota;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of coal, natural gas and purchased electricity;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the Sierra Club and the U.S. Environmental Protection Agency (EPA), future changes in environmental laws and regulations, including the EPA’s recently issued proposed regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs and the final coal combustion residuals rule, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of natural gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with natural gas distribution safety regulations, such as those that may be issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with the deployment and integration of a new customer billing and information system expected in 2015;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sale of RMT, Inc., which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization (RTO) energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from RTOs and recovery of costs incurred;

•	changes made by the Federal Energy Regulatory Commission to American Transmission Company LLC’s authorized return on equity;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	access to technological developments;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies, including a new revenue recognition standard, which is currently expected to be adopted in 2017;

•	the impact of changes to production tax credits for wind projects;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•
the ability to successfully complete tax audits and changes in tax accounting methods, including changes required by new tangible property regulations with no material impact on earnings and cash flows; and

•	factors listed in the “2015 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2015 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

A summary of Alliant Energy’s 2014 results compared to 2013 results is as follows:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2014	2013	2014	2013	2014	2013
IPL	$1.66	$1.57	$—	$0.01	$1.66	$1.58
WPL	1.63	1.59	—	0.01	1.63	1.60
Corporate Services	0.08	0.06	—	—	0.08	0.06
Subtotal for Utilities and Corporate Services	3.37	3.22	—	0.02	3.37	3.24
Non-regulated and Parent	0.11	0.07	—	—	0.11	0.07
EPS from continuing operations	3.48	3.29	—	0.02	3.48	3.31
EPS from discontinued operations	(0.02)	(0.06)	—	—	(0.02)	(0.06)
Alliant Energy Consolidated	$3.46	$3.23	$—	$0.02	$3.46	$3.25

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2014	2013	2014	2013	2014	2013
IPL	$184.4	$173.6	$—	$1.1	$184.4	$174.7
WPL	180.1	175.9	—	1.0	180.1	176.9
Corporate Services	8.8	7.0	—	—	8.8	7.0
Subtotal for Utilities and Corporate Services	373.3	356.5	—	2.1	373.3	358.6
Non-regulated and Parent	12.2	7.7	—	—	12.2	7.7
Total earnings from continuing operations	385.5	364.2	—	2.1	385.5	366.3
Loss from discontinued operations	(2.4)	(5.9)	—	—	(2.4)	(5.9)
Alliant Energy Consolidated	$383.1	$358.3	$—	$2.1	$383.1	$360.4

Adjusted, or non-GAAP, earnings from continuing operations for 2013 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss)	Non-GAAP EPS
	Adjustment (in millions)	Adjustments
Utilities and Corporate Services:
Regulatory-related credit at IPL related to its Whispering Willow - East wind project due to a December 2013 MPUC order	$4.3	$0.04
Charges associated with preferred stock redemptions at IPL and WPL	(6.4)	(0.06)
Subtotal for Utilities and Corporate Services	(2.1)	(0.02)
Alliant Energy Consolidated	($2.1)	($0.02)

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

A summary of Alliant Energy’s fourth quarter 2014 results compared to fourth quarter 2013 results is as follows:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2014	2013	2014	2013	2014	2013
IPL	$0.18	$0.17	$—	($0.04)	$0.18	$0.13
WPL	0.27	0.34	—	—	0.27	0.34
Corporate Services	0.02	0.02	—	—	0.02	0.02
Subtotal for Utilities and Corporate Services	0.47	0.53	—	(0.04)	0.47	0.49
Non-regulated and Parent	0.07	0.07	—	—	0.07	0.07
EPS from continuing operations	0.54	0.60	—	(0.04)	0.54	0.56
EPS from discontinued operations	—	(0.01)	—	—	—	(0.01)
Alliant Energy Consolidated	$0.54	$0.59	$—	($0.04)	$0.54	$0.55

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2014	2013	2014	2013	2014	2013
IPL	$20.1	$18.5	$—	($4.3)	$20.1	$14.2
WPL	29.1	38.2	—	—	29.1	38.2
Corporate Services	2.5	1.9	—	—	2.5	1.9
Subtotal for Utilities and Corporate Services	51.7	58.6	—	(4.3)	51.7	54.3
Non-regulated and Parent	8.5	7.9	—	—	8.5	7.9
Total earnings from continuing operations	60.2	66.5	—	(4.3)	60.2	62.2
Loss from discontinued operations	(0.2)	(1.0)	—	—	(0.2)	(1.0)
Alliant Energy Consolidated	$60.0	$65.5	$—	($4.3)	$60.0	$61.2

Details regarding GAAP EPS from continuing operations variances between fourth quarter 2014 and fourth quarter 2013 for Alliant Energy’s operations are as follows:

	2014	2013	Variance
Utilities and Corporate Services:
Lower capacity charges related to DAEC purchased power agreement at IPL	$—	($0.19)	$0.19
Retail electric customer billing credits at IPL	(0.14)	—	(0.14)
Lower capacity charges related to Kewaunee purchased power agreement at WPL	—	(0.07)	0.07
Estimated weather impact on electric and gas sales	0.01	0.06	(0.05)
Regulatory-related credit at IPL related to its Whispering Willow - East wind project due to a December 2013 MPUC order	—	0.04	(0.04)
Lower income tax expense at IPL due to Iowa rate-making practices			0.03
Higher depreciation expense			(0.03)
Higher performance-based compensation expense	(0.09)	(0.06)	(0.03)
Higher energy efficiency cost recovery amortizations at WPL	(0.05)	(0.03)	(0.02)
Other			(0.04)
Total Utilities and Corporate Services			($0.06)

Earnings Adjustment - Fourth quarter 2013 non-GAAP EPS excludes income of $0.04 per share resulting from a regulatory-related credit at IPL related to its Whispering Willow - East wind project due to a December 2013 MPUC order. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

ALLIANT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Operating revenues:
Utility:
Electric	$622.7	$645.6	$2,713.6	$2,689.0
Gas	152.7	154.3	517.5	464.8
Other	15.5	18.9	66.1	71.3
Non-regulated	13.2	13.8	53.1	51.7
	804.1	832.6	3,350.3	3,276.8
Operating expenses:
Utility:
Electric production fuel and energy purchases	193.4	182.5	852.1	725.0
Purchased electric capacity	0.2	49.2	25.1	216.8
Electric transmission service	113.9	104.5	447.5	418.3
Cost of gas sold	99.1	95.5	327.8	276.7
Other operation and maintenance:
Energy efficiency costs	22.5	21.3	96.1	78.1
Other	157.4	145.7	562.2	542.6
Non-regulated operation and maintenance	1.3	6.5	6.7	14.9
Depreciation and amortization	99.7	93.5	388.1	370.9
Taxes other than income taxes	25.3	25.3	101.1	99.6
	712.8	724.0	2,806.7	2,742.9
Operating income	91.3	108.6	543.6	533.9
Interest expense and other:
Interest expense	45.7	45.2	180.6	172.8
Equity income from unconsolidated investments, net	(6.2)	(11.0)	(40.4)	(43.7)
Allowance for funds used during construction	(9.0)	(9.7)	(34.8)	(30.8)
Interest income and other	—	1.3	(1.8)	(0.4)
	30.5	25.8	103.6	97.9
Income from continuing operations before income taxes	60.8	82.8	440.0	436.0
Income tax expense (benefit)	(1.9)	13.7	44.3	53.9
Income from continuing operations, net of tax	62.7	69.1	395.7	382.1
Loss from discontinued operations, net of tax	(0.2)	(1.0)	(2.4)	(5.9)
Net income	62.5	68.1	393.3	376.2
Preferred dividend requirements of subsidiaries	2.5	2.6	10.2	17.9
Net income attributable to Alliant Energy common shareowners	$60.0	$65.5	$383.1	$358.3
Weighted average number of common shares outstanding (basic and diluted)	110.8	110.8	110.8	110.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$0.54	$0.60	$3.48	$3.29
Loss from discontinued operations, net of tax	—	(0.01)	(0.02)	(0.06)
Net income	$0.54	$0.59	$3.46	$3.23
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$60.2	$66.5	$385.5	$364.2
Loss from discontinued operations, net of tax	(0.2)	(1.0)	(2.4)	(5.9)
Net income attributable to Alliant Energy common shareowners	$60.0	$65.5	$383.1	$358.3
Dividends declared per common share	$0.51	$0.47	$2.04	$1.88

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2014	2013
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$56.9	$9.8
Other current assets	986.2	1,001.4
Property, plant and equipment, net	8,938.4	8,326.5
Investments	344.9	329.6
Other assets	1,759.5	1,445.1
Total assets	$12,085.9	$11,112.4
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$183.0	$358.5
Commercial paper	141.3	279.4
Other current liabilities	890.4	795.4
Long-term debt, net (excluding current portion)	3,606.7	2,977.8
Other liabilities	3,624.0	3,218.1
Equity:
Alliant Energy Corporation common equity	3,438.7	3,281.4
Cumulative preferred stock of IPL	200.0	200.0
Noncontrolling interest	1.8	1.8
Total equity	3,640.5	3,483.2
Total liabilities and equity	$12,085.9	$11,112.4

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2014	2013
	(in millions)
Cash flows from operating activities	$891.6	$731.0
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(838.9)	(731.6)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(63.9)	(66.7)
Other	(14.9)	43.6
Net cash flows used for investing activities	(917.7)	(754.7)
Cash flows from financing activities:
Common stock dividends	(225.8)	(208.3)
Payments to redeem preferred stock of IPL and WPL	—	(211.0)
Proceeds from issuance of preferred stock of IPL	—	200.0
Proceeds from issuance of long-term debt	812.9	250.0
Payments to retire long-term debt	(358.5)	(1.5)
Net change in commercial paper	(138.1)	11.9
Other	(17.3)	(28.8)
Net cash flows from financing activities	73.2	12.3
Net increase (decrease) in cash and cash equivalents	47.1	(11.4)
Cash and cash equivalents at beginning of period	9.8	21.2
Cash and cash equivalents at end of period	$56.9	$9.8

KEY FINANCIAL STATISTICS

	December 31, 2014	December 31, 2013
Common shares outstanding (000s)	110,936	110,944
Book value per share	$31.00	$29.58
Quarterly common dividend rate per share	$0.51	$0.47

KEY OPERATING STATISTICS

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Utility electric sales (000s of MWh)
Residential	1,867	1,944	7,697	7,824
Commercial	1,629	1,624	6,449	6,432
Industrial	2,941	2,940	11,821	11,471
Retail subtotal	6,437	6,508	25,967	25,727
Sales for resale:
Wholesale	877	881	3,586	3,564
Bulk power and other	59	94	335	763
Other	43	40	155	152
Total	7,416	7,523	30,043	30,206
Utility retail electric customers (at December 31)
Residential	850,322	847,350
Commercial	139,138	138,520
Industrial	2,871	2,881
Total	992,331	988,751
Utility gas sold and transported (000s of Dth)
Residential	9,371	10,248	31,718	29,916
Commercial	7,843	8,004	23,301	21,892
Industrial	1,333	1,488	3,710	3,803
Retail subtotal	18,547	19,740	58,729	55,611
Transportation / other	18,196	15,382	64,717	60,261
Total	36,743	35,122	123,446	115,872
Utility retail gas customers (at December 31)
Residential	373,319	370,895
Commercial	46,180	45,874
Industrial	428	441
Total	419,927	417,210

Estimated margin increases from impacts of weather (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Electric margins	$1	$6	$8	$25
Gas margins	2	4	10	6
Total weather impact on margins	$3	$10	$18	$31

	Quarter Ended December 31,			Year Ended December 31,
	2014	2013	Normal (a)	2014	2013	Normal (a)
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	—	19	12	670	884	755
Madison, Wisconsin (WPL)	—	2	7	620	709	658
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,594	2,837	2,488	7,657	7,232	6,763
Madison, Wisconsin (WPL)	2,629	2,828	2,522	7,884	7,627	7,031

(a) HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.